SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported):  July 9, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
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        In connection with Debt and/or Equity Securities that
may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


                                        Contact:  Susan Gaffney
                                                  (302) 774-2698



       DUPONT ANNOUNCES SECOND QUARTER EARNINGS SHORTFALL
       --------------------------------------------------


        Wilmington, Del., July 9 -- DuPont today announced that it expects 1998 second quarter diluted earnings to be 10-15 percent below the $.99 per share earned in the same period a year ago.
        About half of this shortfall is due to a sudden shift in June in the crop protection products business due to weather and competitive pricing pressures in North America combined with weak demand and currency translations in Asia. The other half is made up of three key factors -- sharply lower oil prices, the General Motors strike and lower demand in the textile apparel industry.
        "Our earnings performance this quarter is unacceptable, and I have begun putting in place specific actions to improve second half performance," said Charles O. Holliday, Jr., DuPont president and CEO.




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        "We have strong underlying fundamentals in the chemicals
and specialties businesses despite the impact of slower economic growth, the Asian financial crisis and dilution from 1997 acquisitions. However, unless we see an improvement in energy prices, we are unlikely to meet our objective of a fifth consecutive year of record earnings," said Holliday.
        I remain committed to successfully transforming DuPont into a highly profitable life sciences and materials company.
Our strategy is in place, and in the last 90 days we have announced that we will exit the oil business, purchased Merck's share of our pharmaceuticals joint venture, and organized DuPont's chemicals and specialties businesses to aggressively implement differentiated strategies for long-term profitable growth," said Holliday.
        DuPont will announce second quarter 1998 earnings on July 22.

                                 # # #

7/9/98





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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 9, 1998

























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